Exhibit 99

CONTACTS:
Investors:	REGIS CORPORATION:
Jack Nielsen — Director of Finance — Investor Relations
(952) 947-7000

Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin
(212) 994-4660

For Immediate Release

REGIS REPORTS JUNE REVENUES GREW 16 PERCENT TO $204 MILLION
-Company Reaffirms Outlook for Fiscal Year 2006 and Provides First Quarter 2006 Guidance-

     MINNEAPOLIS, July 8, 2005 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today reported that consolidated revenues increased 16 percent in June 2005 to $204 million, compared to $176 million a year ago. The Company’s consolidated same-store sales for June increased 2.4 percent.

     Consolidated revenues for the fourth quarter ended June 30, 2005, increased 17 percent to $593 million compared to $509 million a year ago. Same-store sales for the quarter increased 0.9 percent.

     Consolidated revenues for fiscal year 2005 increased 14 percent to $2.2 billion compared to consolidated revenues of $1.9 billion for the same period a year ago. Same-store sales for the fiscal year increased 0.9 percent.

     Same-store sales were as follows:

	Monthly
	Current Year			Prior Year
	Service	Retail	Total	Service	Retail	Total
Regis Salons	1.8%	-0.6%	1.4%	-1.2%	-4.5%	-1.8%
MasterCuts	1.4	-4.7	0.2	-1.3	-12.0	-3.7
Trade Secret	-4.5	-0.1	-0.6	-1.2	3.7	3.1
Strip Center Salons	4.5	5.4	4.6	-1.5	-3.1	-1.7
SmartStyle	6.7	3.6	5.5	5.8	5.1	5.5

Domestic Same-Store Sales	3.5%	1.0%	2.8%	-0.3%	0.4%	-0.1%

International Same-Store Sales	-1.9%	5.5%	0.0%	-0.4%	15.1%	3.1%

Consolidated Same-Store Sales	2.7%	1.6%	2.4%	-0.3%	2.0%	0.3%

     International same-store sales for the month represent the 8-week period ended June 25, 2005 versus the 8-week period ended June 26, 2004.

	Quarterly
	Current Year			Prior Year
	Service	Retail	Total	Service	Retail	Total
Regis Salons	0.2%	-1.9%	-0.2%	0.0%	-3.4%	-0.6%
MasterCuts	-1.8	-8.1	-3.1	0.7	-9.8	-1.8
Trade Secret	-6.2	-2.5	-3.0	1.0	6.5	5.8
Strip Center Salons	2.4	5.2	2.7	-1.0	-2.0	-1.1
SmartStyle	5.2	2.9	4.4	7.0	7.1	7.0

Domestic Same-Store Sales	1.5%	-0.7%	0.8%	0.8%	2.4%	1.3%

International Same-Store Sales	-0.2%	5.1%	1.2%	-0.7%	17.7%	3.4%

Consolidated Same-Store Sales	1.3%	-0.2%	0.9%	0.6%	3.5%	1.5%

     International same-store sales for the quarter represent the 16-week period ended June 25, 2005 versus the 16-week period ended June 26, 2004.

	Annually
	Current Year			Prior Year
	Service	Retail	Total	Service	Retail	Total
Regis Salons	0.6%	-3.6%	-0.2%	-0.2%	-1.4%	-0.4%
MasterCuts	-0.4	-8.3	-2.2	0.7	-8.4	-1.6
Trade Secret	-3.1	0.1	-0.3	2.2	10.4	9.4
Strip Center Salons	1.1	2.1	1.2	-0.9	2.1	-0.5
SmartStyle	5.5	2.8	4.5	7.4	9.5	8.1

Domestic Same-Store Sales	1.4%	-0.4%	0.8%	0.8%	5.3%	2.2%

International Same-Store Sales	1.2%	5.3%	2.3%	-2.0%	30.2%	4.9%

Consolidated Same-Store Sales	1.4%	0.0%	0.9%	0.3%	8.1%	2.6%

     International same-store sales for the year represent the 52-week period ended June 25, 2005 versus the 52-week period ended June 26, 2004.

Fiscal Year 2006 Outlook

     The outlook for fiscal year 2006 is unchanged from the preliminary outlook published on April 27, 2005.

The following points pertain to the fiscal year ending June 30, 2006:

•	Earnings per diluted share are expected to increase to $2.42, excluding future acquisitions.

•	Consolidated revenue is forecasted to grow 10 percent to $2.42 billion, excluding future acquisitions.

•	Consolidated same-store sales are projected to increase 1.0 percent.

First Quarter 2006 Outlook

The following points pertain to the fiscal first quarter ending September 30, 2005:

•	Earnings per diluted share are expected to be in a range of $0.51 to $0.56, compared to $0.54 for the same period a year ago. As anticipated, first quarter earnings are expected to be impacted by a variety of factors, including; the timing of marketing initiatives, the expensing of stock options and the strengthening of the U.S. dollar.

•	Consolidated revenue is forecasted to grow 15 to 17 percent to a range of $584 million to $591 million, compared to $506 million for the year ago period.

•	Consolidated same-store sales are projected to increase 0.5 to 2.0 percent.

     Regis Corporation is scheduled to release fourth quarter and fiscal year 2005 results on August 24, 2005 before the market opens. At 10:00 a.m. Central Time that morning, the Company will conduct a conference call to discuss fourth quarter and fiscal year 2005 results. Interested parties are invited to listen to a broadcast of this conference call on the internet at www.regiscorp.com. An archive of the broadcast will be available following the call.

     As previously announced, the Company will no longer report monthly revenue and same-store sales results. Regis Corporation will release first quarter 2006 revenue and same-store sales results on October 7, 2005 and first quarter 2006 earnings results on October 26, 2005.

     Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of June 30, 2005, the Company owned or franchised nearly 11,000 worldwide locations operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the Company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” ”forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons and beauty schools that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2004 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2005. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

# # #